EX-10.8

                        CASH COLLATERAL PLEDGE AGREEMENT

1. GRANT OF PLEDGE., THERMODYNETICS, INC., a Delaware corporation having a principal place of business at 651 Day Hill Road, Windsor, Connecticut (the "PLEDGOR"), does hereby pledge, assign, transfer and deliver to CITIZENS BANK OF MASSACHUSETTS (hereinafter, the "BANK"), a Massachusetts state chartered bank with offices located at 53 State Street, Boston, Massachusetts 02109, and does hereby grant to Bank a continuing security interest in, the Collateral to secure the Debt Service Shortfall Obligations (as these terms are hereinafter defined).

2. MODIFICATION AGREEMENT AND DEFINED TERMS. This agreement (hereinafter, the "CASH COLLATERAL PLEDGE AGREEMENT" or "AGREEMENT") is delivered pursuant to the terms of that certain Modification Agreement by and between the Pledgor and the Bank dated April 25, 2006 (the
         "MODIFICATION AGREEMENT", together with the all other documents, instruments and agreements, collectively, the "LOAN DOCUMENTS"). Capitalized terms used herein and not otherwise specifically defined shall have the same meaning herein as in the Loan Documents.

3. COLLATERAL. The term "Collateral" as utilized herein shall mean and include: (a) $337,000.00 deposited herewith (hereinafter, the "Cash Collateral"); (b) that certain account established at the Bank entitled "Thermodynetics Cash Collateral Account" and having an account number of 1303814029 (hereinafter, the "Cash Collateral Account") and all subsequent deposits thereto; and (c) all proceeds and products of any one or more of the foregoing whether now existing or arising at any time in the future.

4. WARRANTIES AND REPRESENTATIONS. Pledgor warrants and represent to, and agrees with, Bank that:

         a. Pledgor is and shall be the owner of the Collateral free and clear of all pledges, liens, security interests and other encumbrances of every nature whatsoever, except in favor of Bank;

         b.       Pledgor has the full right,  power and authority to pledge the
                  Collateral   and  to  grant  the  security   interest  in  the
                  Collateral as herein provided;

         c. the execution, delivery and performance of this Agreement by Pledgor does not and shall not result in the violation of any mortgage, indenture, material contract, instrument, agreement, judgment, decree, order, statute, rule or regulation to which Pledgor is subject, or by which it or any of its property is bound;

         d. Pledgor shall not suffer or permit any lien or encumbrance to exist on or with respect to the Collateral except in favor of Bank;

         e. this Agreement constitutes the legal, valid and binding obligation of Pledgor in accordance with the terms hereof and has been duly authorized, executed and delivered; and

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         f.       there is no material  litigation or administrative  proceeding now pending, or to the best of its knowledge threatened, against Pledgor which if adversely decided could materially impair the ability of Pledgor to pay or perform Pledgor's obligations hereunder.

5. ACKNOWLEDGEMENT OF PLEDGOR'S OBLIGATIONS. The parties hereto acknowledge and agree that the Pledgor is obligated to the bank pursuant to, among others, the following documents, instruments and agreements:

         a. Security Agreement (Inventory, Accounts, Equipment and other Personal Property) dated September 4, 1992 between Pledgor and the Bank;

         b. Secured Term Note dated January 23, 2002 (the "TERM NOTE") made by Pledgor payable to the Bank in the original principal amount of $2,025,000.00;

         c. Commercial Promissory Note dated November 10, 2005 (the "COMMERCIAL NOTE") made by Pledgor and Turbotec Products, Inc. payable to the Bank in the original principal amount of $183,000.00; and

         d. Open-End Mortgage dated January 23, 2002 granted by Pledgor to the Bank and encumbering certain property located on 651 Dayhill Road, Windsor, Connecticut, as amended by that certain Amendment to and Confirmation of Open End Mortgage dated November 10, 2005.

6.       PROCEDURES.

         a. CASH COLLATERAL ACCOUNT. Pledgor agrees that the Cash Collateral paid to Bank and all proceeds thereof shall be held by Bank in the Cash Collateral Account as security for the Obligations (as defined in the Modification Agreement). Payments to the Cash Collateral Account shall be deposited by Bank into the Cash Collateral Account and such account shall be subject to withdrawal by order only of such officers and agents of Bank as Bank may designate from time to time for use in strict accordance with the provisions of, and for the purposes stated in, this Agreement and the provisions of the Loan Documents.

         b. PERMITTED INVESTMENTS. Collected funds in the Cash Collateral Account shall be invested in the Cash Collateral Account. All interest earned on the Cash Collateral shall remain in the Cash Collateral Account to be applied in accordance with the terms of this Agreement.

         c. CHARGES. Pledgor shall pay upon billing therefore, or there shall be deducted from the Cash Collateral Account or the income therefrom, all regular reasonable and actual service fees, maintenance fees and transaction charges related thereto.

         d. USE OF CASH COLLATERAL. The Collateral, including, without limitation, the Cash Collateral and the Cash Collateral Account, shall be held by Bank pursuant to the

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                  terms of this Agreement and the  Modification  Agreement until the Obligations under the Term Note and the Commercial Note have been satisfied in full. Upon and After the occurrence of an Event of Default, that Bank may apply funds out the Cash
                  Collateral   Account  in  a  manner  determined  in  its  sole
                  discretion.

         e. RELEASE. In the event that the Obligations under the Term Note have been satisfied in full, and the Obligations under the Commercial Note remain due and owing, a portion the Cash Collateral Account, except for an amount equal to $37,000.00, shall be paid to Pledgor within five (5) Business Days of Pledgor's written request. In the event that the Obligations under the Commercial Note have been satisfied in full, and the Obligations under the Term Note remain due and owing, a portion of the Cash Collateral Account, except for an amount equal to $300,000.00, shall be paid to Pledgor within five (5) Business Days of Pledgor's written request. At such time as the Obligations under both the Term Note and the Commercial Note have been satisfied in full, the remaining balance in the Cash Collateral Account, if any, shall be paid to Pledgor within five (5) Business Days of Pledgor's written request. Notwithstanding the foregoing, provided that no Event of Default exists, Pledgor may request from Bank in connection with Pledgor's payment in full of the Obligations at Maturity, the release of the Collateral in order to assist the Pledgor in the payment in full of the Obligations and Bank shall release such Collateral provided that (i) such Collateral is solely utilized to pay the Obligations, and (ii) the Obligations are paid in full at the time of such release.

7. CONSENTS AND WAIVERS. Pledgor hereby consents to the extension, renewal, amendment, modification or recasting from time to time of the obligations, or the other Loan Documents, or of any instrument, document or agreement evidencing or securing any of the same, and Pledgor specifically waives any notice of the creation or existence of any of such obligations and of any such extension, renewal, amendment, modification or recasting. Pledgor also agrees that Bank may enforce its rights as against Pledgor, Pledgor, the Collateral, or as against any other party liable for the Obligations, or as against any other collateral given for any of the obligations, in any order or in such combination as Bank may in its sole discretion determine, and Pledgor hereby expressly waives all suretyship defenses and defenses in the nature thereof, agrees to the release or substitution of any collateral hereunder or otherwise, waives any defense based upon the invalidity or unenforceability of any of the Loan Document, and consents to each and all of the terms, provisions and conditions of this Pledge and Security Agreement and the other Loan Documents. Upon an Event of Default, Bank may, at its option, from time to time, and notwithstanding any waiver at that time or at any other time, exercise any one or more of the rights and remedies of a secured party afforded by the Uniform Commercial Code, as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law. Requirement of reasonable notice with respect to any sale or disposition shall be made if such notice is given in any manner permitted for notices under the Modification Agreement at least ten (10) days before the time of the sale or other disposition or as otherwise required by applicable law.

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8.       EXPENSES. The reasonable and actual expenses of enforcing Bank's rights hereunder and Bank's reasonable attorneys' fees and other reasonable legal expenses together with interest thereon shall be payable by Pledgor and shall be secured hereby and by the Loan Documents.

9. SUCCESSORS AND ASSIGNS. All of the agreements, obligations, undertakings, representations and warranties herein made by Pledgor or Bank shall inure to the benefit of the other party, and their respective successors and assigns, and shall bind Pledgor and Bank and their respective successors and assigns.

10. FURTHER ASSURANCES. Pledgor agrees to execute such further assurances and other instruments as Bank may deem necessary or desirable to effectuate the purposes of this Agreement.

11. NO LIENS OR TRANSFERS BY PLEDGOR. Pledgor agrees that until Pledgor is entitled to a return of the Collateral, or so much thereof as remains, Pledgor shall not, without the express prior written consent of Bank in each instance, transfer the Collateral or any interest therein or enter into any agreement for the transfer of such Collateral, or permit or suffer any other liens, whether or not junior to the lien created hereby, to be created or to exist with respect to the Collateral. The foregoing shall not by implication relieve the Pledgor from the restrictions upon liens set forth in the other Loan Documents.

12. NOTICES. Any notices given in connection with this Agreement shall be in writing and shall be effective only if given according to the provisions of the Modification Agreement.

13. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when executed and delivered is an original, but all of which together shall constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart which is executed by the party against whom enforcement of such agreement is sought.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as an instrument under seal on the dated as of April 25, 2006.

PLEDGOR:                                    THERMODYNETICS, INC.


                                            By:_________/s/_____________________
                                            Name:____________________________
                                            Title:_____________________________



BANK:                                       CITIZENS BANK OF MASSACHUSETTS



                                            By:_______/s/_______________________
                                            Name: James H. Herzog, Jr.
                                            Title: Vice President


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